Exhibit 6

EXECUTION VERSION

T SHARE SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (as may be amended, modified, or supplemented from time to time, this “Agreement”) is made and entered into as of the date set forth on the Company’s signature page below, by and between HORIZON FUEL CELL TECHNOLOGIES PTE. LTD., a company incorporated in Singapore (Company Registration No. 200310637H) whose registered office is at 48 Toh Guan Road East, #05-124, Enterprise Hub, Singapore 608586 (the “Company”) and the subscriber named on the Subscriber’s signature page attached hereto (the “Subscriber”).

WHEREAS, the Company and the Subscriber are entering this Agreement as part of the restructuring (the “Reorganization”) of the share capital of the Company that has been approved by the board and the shareholders of the Company, Jiangsu Horizon New Energy Technologies Co., Ltd. and Hymas Pte. Ltd.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions herein contained, the parties hereby agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1  Closing. The Subscriber agrees to purchase from the Company, and the Company agrees to issue and allot to the Subscriber, the number of T Shares (the “Subscription Shares”) at a subscription price of $0.001 per share, for an aggregate subscription price set forth on the Subscriber’s signature page attached hereto (the “Subscription Price”). Upon satisfaction of the conditions set forth in Section 1.2, the closing of the purchase and sale of the Subscription Shares (the “Closing”) shall occur at the offices of the Company on the date hereof or at such other place or on such other date as specified by the Company, or at such other place or on such other date as the parties shall mutually agree (the “Closing Date”). Unless otherwise agreed upon by the Company and the Subscriber, settlement of the Subscription Shares shall occur via “Delivery Free of Payment” (e.g., the Subscriber shall make payment for the Subscription Shares to be purchased by it by wire transfer of immediately available funds to an account specified by the Company on or prior to the Closing and upon confirmation of receipt of the wire, the Company shall issue the Subscription Shares to the Subscriber. “T Shares” means the class of preference shares in the capital of the Company as part of the tracked stock scheme, the terms and conditions of which are set out in the constitution of the Company, as varied, amended or restated from time to time (the “Constitution”).

1.2  Closing Conditions.

(a)  As a condition to the Subscriber’s obligation to consummate the transactions contemplated hereby, at the Closing, the Company shall have satisfied or the Subscriber shall have waived each of the conditions set forth below:

(i)  the shareholders of the Company shall have passed resolutions authorizing the Company’s directors to allot and issue the Subscription Shares in accordance with this Agreement;

(ii)  the directors of the Company shall have passed resolutions approving the (a) allotment and issuance of the Subscription Shares to the Subscriber in accordance with this Agreement; (b) lodgement of a return of allotment in respect of the Subscription Shares with the Registrar of Companies and (c) registration of the Subscriber in the electronic register of members of the Company as the holder of Subscription Shares and directing the issue and delivery of share certificate(s) in respect of the Subscription Shares to the Subscriber;

(iii)  the Company shall have issued the Subscription Shares to the Subscriber, lodged a return of allotment in respect of the Subscription Shares with the Registrar of Companies and registered the Subscriber in the electronic register of members of the Company as the holder of the Subscription Shares;

(iv)  the representations and warranties made by the Company herein shall be true and correct in all material respects on the date hereof and on the Closing Date;

(v)  the Company shall have performed, satisfied and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed by the Company on or prior to the Closing Date; and

(vi)  no statute, regulation, executive order, decree, ruling or injunction shall have been enacted, promulgated, endorsed or threatened or be pending by or before any governmental authority of competent jurisdiction which prohibits the consummation of the transaction contemplated by this Agreement.

(b)  As a condition to the Company’s obligation to consummate the transactions contemplated hereby, at the Closing, the Subscriber shall have satisfied (or the Company shall have waived) each of the conditions set forth below:

(i)  the Subscription Price shall have been paid to the Company by the Subscriber by way of telegraphic transfer in immediately available funds to a bank account notified by the Company to the Subscriber;

(ii)  provided that the Subscriber is a non-US resident, the Subscriber shall have provided to the Company a copy of the Subscriber’s IRS Form W-8BEN;

(iii)  the representations and warranties made by the Subscriber herein shall be true and correct in all material respects on the date hereof and on the Closing Date;

(iv)  the Subscriber shall have performed, satisfied and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Subscriber on or prior to the Closing;

(v)  no statute, regulation, executive order, decree, ruling or injunction shall have been enacted, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which prohibits or threatens to prohibit the consummation of the transaction contemplated by this Agreement; and

(vi)  the Subscriber shall have provided all other material information and taken all other necessary actions reasonably required by the Company to the Company to consummate the transaction contemplated by this Agreement on or prior to the Closing.

(c)  Upon receipt of the Subscription Price and subject to the satisfaction or waiver of the other conditions to Closing hereunder, the Company shall issue the Subscription Shares to the Subscriber, lodge a return of allotment in respect of the Subscription Shares with the Register of Companies and register the Subscriber in the electronic register of members of the Company as the holder of the Subscription Shares, and issue and deliver to the Subscriber a share certificate in respect of the Subscription Shares in the name of the Subscriber.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1  Representations and Warranties of the Company. The Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to the Subscriber:

(a)  The Company has the requisite corporate power and authority and legal capacity to enter into, and to carry out its obligations under, this Agreement. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.

(b)  This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting rights of creditors and general principles of equity.

(c)  The Subscription Shares, when issued at Closing, will be duly authorized, validly issued and credited as fully paid, and be free from any Liens. “Lien” means any claim, charge, mortgage, security, lien, option, equity, power of sale, hypothecation, retention of title, right of pre-emption, right of first refusal or security interest of any kind (other than this Agreement and transfer restrictions under applicable securities law).

(d)  Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 2.2, no registration under the Securities Act of 1933, as amended (the “Securities Act”) is required for the issuance, offer and sale of the Subscription Shares or the offer and sale of the Hyzon Stock (as defined below) by the Company to the Subscriber hereunder. Neither the Subscription shares or the Hyzon Stock (i) were offered by any form of general solicitation or general advertising and (ii) to the Company’s knowledge are being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

2.2  Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)  If such Subscriber is an entity, the Subscriber has the requisite corporate power and authority and legal capacity to enter into, and carry out its obligations under, this Agreement. The execution, delivery and performance by the Subscriber of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Subscriber.

(b)  If the Subscriber is a natural person, the Subscriber has the requisite power, capacity and authority to execute, deliver and perform its obligations under this Agreement.

(c)  This Agreement has been duly executed and delivered by the Subscriber and constitutes a valid and binding obligation of the Subscriber, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting rights of creditors and general principles of equity.

(d)  The Subscriber and its advisors, if any, have been furnished with all publicly available materials relating to the business, finances and operations of the Company and such other publicly available materials relating to the offer and sale of the Subscription Shares as have been requested by the Subscriber. The Subscriber understands that its investment in the Subscription Shares involves a high degree of risk. The Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Subscription Shares. Other than disclosure on a confidential basis to, if the Subscriber is an entity, the Subscriber’s officers and directors, and in any event the Subscriber’s partners, legal and other advisors, in any such case who have a need to know for the purposes of this Agreement, the Subscriber has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(e)  The Subscriber understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Subscription Shares or the fairness or suitability of the investment in the Subscription Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Subscription Shares.

(f)  The Subscriber understands and agrees that: (a) the Subscription Shares and the Hyzon Stock to be delivered upon exercise of the Subscription Shares sold pursuant to the terms of this Agreement, are offered in transactions not involving any public offering within the meaning of the Securities Act, will not be registered under the Securities Act and will be sold in a transaction exempt from or not subject to registration under the Securities Act (by reason of Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated by the SEC under the Securities Act, the so-called “Section 4(a)(1½)” exemption under the Securities Act and/or Regulation S promulgated under the Securities Act, as applicable) and therefore may not, and will not, be re-offered or resold other than in conformity with the registration requirements of the Securities Act and such other applicable rules and regulations or pursuant to an exemption therefrom; (b) the Subscriber is either (i) an “accredited investor” or (ii) not a “U.S. Person” or “a person in the United States”, as such terms are defined in Regulation D and Regulation S, respectively; (c) if the Subscriber is an “accredited investor”, such Subscriber is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, (d) the Subscription Shares and the Hyzon Stock to be delivered upon exercise of the Subscription Shares sold pursuant to the terms of this Agreement will be “restricted securities” within the meaning of Rule 144 under the Securities Act and may not, and will not, be offered, sold, pledged, assigned or otherwise transferred unless pursuant to (i) a registration statement with respect thereto that is effective under the Securities Act and any applicable state securities laws or (ii) an exemption from such registration under the Securities Act including under Rule 144 or Regulation S, if applicable; (e) any certificates representing such Subscription Shares will bear an appropriate legend and restriction on the books of the Company’s transfer agent to that effect; and (f) any certificates representing the Hyzon Stock deliverable upon exercise of the Subscription Shares will bear an appropriate legend and restriction on the books of Hyzon’s transfer agent to that effect. The Subscriber acknowledges and agrees that the Subscription Shares and Hyzon Stock will be subject to transfer restrictions and, as a result of these transfer restrictions, the Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscription Shares or Hyzon Stock and may be required to bear the financial risk of an investment in the Subscription Shares and Hyzon Stock for an indefinite period of time. “Hyzon” means Hyzon Motors Inc. “Hyzon Stock” means the issued capital of Hyzon as may be held by the Company from time to time, including the Class A Common Stock, with par value $0.0001 per share (the “Hyzon Common Stock”).

(g)  The Subscription Shares are being acquired for the Subscriber’s own account, for investment, and not with the view to, or for, division or resale in connection with any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended, or the securities or blue-sky laws of any state.

(h)  The Subscriber acknowledges that the Subscription Shares and Hyzon Stock (i) were not offered by any form of general solicitation or general advertising or, to its knowledge, general solicitation and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company or any of its subsidiaries), any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Company contained in Section 2.1 of this Agreement in entering into this Agreement and participating in the transactions contemplated thereby.

(i)  The Subscriber has, and at Closing will have, sufficient cash to pay the Subscription Price.

(j)  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Subscriber who might be entitled to any fee or commission from the Company or any of its affiliates in connection with the transactions contemplated by this Agreement.

(k)  From and after the date the Subscriber received any information about the issuance and sale of Subscription Shares pursuant to this Agreement and the sale of Hyzon Stock to be to be sold upon exercise of the Subscription Shares pursuant to the terms of the T Shares, the Subscriber has not offered, pledged, sold, contracted to sell, sold any option or contract to purchase, purchased any option or contract to sell, granted any option, right or warrant to purchase, loaned, or otherwise transferred or disposed of, directly or indirectly, any shares of Hyzon Common Stock or any securities convertible into or exercisable or exchangeable for Hyzon Common Stock, entered into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Hyzon Common Stock, or directly or indirectly, through related parties, affiliates or otherwise sold “short” or “short against the box” (as those terms are generally understood) any equity security of Hyzon.

(l)  Except with respect to the Transaction, the Subscriber is not in possession of, and is not entering (and has not entered) into this Agreement in reliance upon, any material non-public information relating to the Company.

(m)  The Subscriber has had an opportunity to review with its own tax advisors the tax consequences of its purchase of the Subscription Shares, the exercise thereof, the terms of the Subscription Shares and the other transactions contemplated by this Agreement. The Subscriber has exercised independent judgement in evaluating such Subscriber’s participation in the transactions contemplated hereby. The Subscriber understands that it must rely solely on its advisors and not on any statements or representations made by the Company, Hyzon or any of their affiliates, agents, representatives or advisors with respect thereto. The Subscriber understands that the Subscriber (and not the Company, Hyzon or any of their affiliates) shall be responsible for any tax liability for the Subscriber that may arise as a result of its purchase of the Subscription Shares, the exercise thereof, the terms of the Subscription Shares or the other transactions contemplated by this Agreement. The Subscriber acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Subscription Shares or any of the Hyzon Stock.

(n)  The information provided by the Subscriber (i) set forth on the Subscriber’s signature page attached hereto and (ii) contained in the Subscriber’s IRS Form W-8BEN provided pursuant to Section 1.2(b)(ii) of this Agreement shall (if applicable), when provided, be true and correct.

ARTICLE III
SPAC TRANSACTION

3.1  SPAC Transaction. Each party agrees that the business combination transaction between Hyzon (formerly known as Decarbonization Plus Acquisition Corporation as the predecessor to Hyzon) and Hyzon Motors USA Inc. (formerly known as Hyzon Motors Inc. as the predecessor to Hyzon Motors USA Inc., which was at that time an indirect subsidiary of the Company), completed on July 16, 2021 is a “SPAC Transaction” as defined in the Constitution in effect as of the date hereof (the “Current Constitution”) and subject to Regulation 8.6 of the Current Constitution. The parties further agree that the for the purposes of Regulation 8.6 of the Current Constitution the SPAC Transaction occurred on the date hereof.

ARTICLE IV
MISCELLANEOUS

4.1  Waiver. Notwithstanding any other provision contained in this Agreement, the Subscriber hereby irrevocably waives any claim, counter-claim, cause and/or right of action, proceedings (including arbitral proceedings), damages, debts, liabilities and amounts payable (whether actual and/or contingent and whether present and/or future and whether at law or in equity, in each case of whatsoever nature) (in each case, a “Claim”) that arises as a result of, in connection with or relating in any way to, the Reorganization and the transactions contemplated hereby and thereby (including, without limitation, the adoption of the Current Constitution, the termination of the Third Amended and Restated Investor Rights Agreement dated March 28, 2014 by and among the Company and other parties thereto, the issuance of T Shares to shareholders of the Company, the transfer of Hyzon Stock to holders of the T Shares upon redemption thereof and other sales of Hyzon Stock to other security holders of the Company and its subsidiaries and the options to purchase Hyzon Stock granted to other security holders of the Company and Hymas Pte. Ltd as contemplated by the Reorganization) (the “Transaction”), regardless of whether any such Claim arises based on contract, tort, equity, under statute or any other theory of legal liability (any and all such Claims are collectively referred to in this Section 4.1 as the “Released Claims”), it may have, now or in the future against the Company, Shanghai Horizon Fuel Cell, Jiangsu Horizon New Energy Technologies Co., Ltd., Horizon Fuel Cell Technology, Hymas Pte. Ltd and their respective directors and officers (collectively, the “Released Parties”) and will not seek recourse against the Released Parties for any reason whatsoever for or with respect to any Released Claims; provided, however, that the foregoing waiver will not limit or prohibit the Subscriber from pursuing a Claim against the Company or any other person for damages for breach of this Agreement by the Company (or any successor entity). Nothing herein shall operate to relieve the Company of any common law liability to the Subscriber for Fraud in the event the Company is finally determined by a court of competent jurisdiction to have committed Fraud against the Subscriber. For purposes herein, “Fraud” shall mean an actual and intentional misrepresentation of fact with respect to the making of the representations and warranties set forth in Section 2.1, provided that such misrepresentation shall be deemed to exist only if the Company had actual knowledge at the time it made such representations and warranties that any such representations and warranties made by it were actually false and untrue and such representations and warranties were then made with the express intention that the other party relies thereon to its detriment.

4.2  Restriction on Liens. The Company shall not, without the prior written consent of the Subscriber, create any Lien on or over any Subscription Shares, other than (i) statutory Liens arising by operation of law and (ii) Liens which do not materially interfere with the Company’s ability to deliver the Subscription Shares at Closing and which are released as of Closing.

4.4  Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

4.5  Transfer Taxes. All transfer, stamp, documentary, sales, use, registration, VAT or other similar taxes incurred in connection with this Agreement and the transactions contemplated hereby (the “Transfer Taxes”) will be borne by the Subscriber, regardless of the person liable for such obligations under applicable law or the person making payment to the applicable governmental authority, taxing authority or other third party.

4.6  Delivery of Shares in Another Name. All fees, expenses, governmental charges, VAT or other taxes incurred in connection with the delivery of the Subscription Shares other than to the Holder’s account will be borne by the Holder, regardless of the person liable for such obligations under applicable law or the person making payment to the applicable governmental authority, taxing authority or other third party.

4.7  No Rights as Stockholder. Subscriber shall not be entitled to vote or receive dividends or be deemed the holder of the Hyzon Stock or any other securities of Hyzon that may at any time be issuable on the exercise hereof for any purpose except as set forth in the terms of the T- Shares under the Current Constitution, nor shall anything contained herein be construed to confer upon Subscriber, as such, any of the rights of a stockholder of Hyzon or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends (except as set forth in the terms of the T Shares) or subscription rights or otherwise until the Subscription Shares have been duly exercised and Hyzon Stock transferred in accordance with the terms of this Agreement.

4.8  Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior contracts, agreements, discussions and understandings between them. No course of prior dealings between the parties shall be relevant to supplement or explain any term used in this Agreement.

4.9  Notices. All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the intended recipient thereof at its address or at its email address set forth on the Company and Subscriber signature pages attached hereto (or to such other address or email address as a party may from time to time notify the other parties). Any such notice, demand or communication shall be deemed to have been duly served (a) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt); and (d) if sent by registered post, five (5) days after posting. Copies delivered solely to outside counsel shall not constitute notice. All amounts due with respect to the delivery of any notices or communications requested by the Subscriber in physical, hard-copy form, shall be payable by the Subscriber to the Company within 30 days of receipt by the Subscriber of an invoice setting forth such expenses. “Business Day” means a day (other than Saturday or Sunday) on which banks are generally open in New York for normal business.

4.10  Amendments and Waivers. No provision of this Agreement may be amended, terminated or waived except by a written instrument referring specifically to this Agreement and signed by all parties hereto or their authorized representatives (or in the case of a waiver by the party hereto or its authorized representative with the right to provide the waiver). No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

4.11  Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

4.12  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither Company nor the Subscriber may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

4.13  No Lien. Subscriber shall not assign, pledge, transfer or convey any security interest in or create any Lien on, or any right or entitlement hereunder, the Subscription Shares or this Agreement, directly or indirectly, in whole or in part, without the prior written consent of the Company.

4.14  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflict of laws principles.

4.15  Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and delivery of the Subscription Shares.

4.16  Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

4.17  Non-recourse. Notwithstanding anything to the contrary herein, there shall be no recourse for liability under or in relation to this Agreement, or for any claim based thereon or otherwise in respect thereof, against any incorporator, stockholder, officer, director or employee (other than Subscriber), past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any agreement or law or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Agreement and the obligations hereunder are solely obligations of the Company and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, directors or employees (other than Subscriber) of the Company or of any predecessor or successor corporation, (collectively, the “Non-Recourse Persons”) or any of them, as a result of the Agreement; and that any and all such personal liability and all such rights and claims against, every such incorporator, stockholder, officer, director or employee (other than Subscriber) as such, that may arise as a result of the Agreement, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement.

4.18  Third-Party Beneficiaries. Notwithstanding Section 4.12, nothing expressed or implied in this Agreement is intended, nor shall be interpreted, to provide or create any third party beneficiary rights, remedies, or any other rights of any kind in any person unless specifically provided otherwise herein and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement, except that Section 4.1 is intended to benefit the Released Parties and Section 4.17 is intended to benefit the Non-Recourse Persons.

4.19  Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

4.20  Termination. This Agreement may be terminated by either party by written notice to the other party, if the Closing has not been consummated on or before the date 90 days from the date of this Agreement.

4.21  Waiver of Jury Trial. THE COMPANY AND THE SUBSCRIBER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.22  Submission to Jurisdiction, Etc. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this Article 4.22. The seat of the arbitration shall be in Singapore. The tribunal shall consist of three arbitrators. The language of the arbitration shall be English. The submission to arbitration in this Article 4.22 shall not be construed as an intention by the parties to deprive any court or other governmental body or regulatory agency of its jurisdiction to provide interim relief or remedies. The award shall be final and binding on the Company and the Subscriber, and judgment upon any award may be entered and enforced in any court having jurisdiction.

4.23  Disclaimer of Warranties. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT IS THE EXPLICIT INTENT OF AND EXPRESSLY AGREED BY THE PARTIES HERETO THAT THE COMPANY’S REPRESENTATIONS AND WARRANTIES IN ARTICLE 2.1, AND THE SUBSCRIBER’S REPRESENTATIONS AND WARRANTIES IN ARTICLE 2.2 CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE PARTIES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY AND THAT NEITHER THE COMPANY, NOR THE SUBSCRIBER, IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE REPRESENTATIONS AND WARRANTIES OF THE COMPANY EXPRESSLY GIVEN IN ARTICLE 2.1 AND THE SUBSCRIBER’S REPRESENTATIONS AND WARRANTIES IN ARTICLE 2.2, AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NEITHER THE COMPANY NOR THE SUBSCRIBER IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AS TO ANY OTHER MATTERS. IT IS UNDERSTOOD AND EXPRESSLY AGREED THAT ANY ESTIMATES, FORECASTS, PROJECTIONS OR OTHER PREDICTIONS THAT HAVE BEEN OR SHALL HEREAFTER BE PROVIDED OR MADE AVAILABLE TO THE COMPANY OR THE SUBSCRIBER OR ANY OF THEIR RESPECTIVE AFFILIATES (INCLUDING IN ANY PRESENTATION BY THE COMPANY OR ANY AFFILIATE OF THE COMPANY OR ANY REPRESENTATIVE OF THE COMPANY) ARE NOT, AND SHALL BE DEEMED NOT TO BE, OR CONTAIN, REPRESENTATIONS OR WARRANTIES OF THE COMPANY OR ANY AFFILIATE OF THE COMPANY OR ANY OF ITS OFFICERS, DIRECTORS OR REPRESENTATIVES, AND THE SUBSCRIBER IS NOT ENTERING INTO THIS AGREEMENT IN RELIANCE ON, AND THE SUBSCRIBER MAY NOT RELY ON, ANY SUCH ESTIMATES, FORECASTS, PROJECTIONS OR OTHER PREDICTIONS, STATEMENTS OF INTENTION OR ANY OTHER REPRESENTATION, WARRANTY OR OTHER STATEMENT MADE OR PURPORTING TO BE MADE BY OR ON BEHALF OF THE COMPANY OR ANY AFFILIATE OF THE COMPANY, OR ANY OF ITS RESPECTIVE OFFICERS, DIRECTORS OR REPRESENTATIVES, OTHER THAN THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY EXPRESSLY SET FORTH IN ARTICLE 2.1.

4.24  Counterparts.This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purpose.

4.26  Further Assurances. The Subscriber shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the Company may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

* * * * *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on __________.

HORIZON FUEL CELL TECHNOLOGIES PTE. LTD.

By:
Name:
Title:

Address for Notice:

HORIZON FUEL CELL TECHNOLOGIES PTE. LTD.
48 Toh Guan Road East

#05-124, Enterprise Hub

Singapore 608586
Attn: Jennifer Lim
Phone: (65) 9028 6211

Email: jen@horizonfct.com

[Signature Page]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date specified in this Agreement.

[SUBSCRIBER]:

Signature of Subscriber:

By:
Name:
Title:

Name of Subscriber:

(Please print. Please indicate full name and capacity of person signing above. If the Subscriber is a trust, please provide the trust name, name of trustee(s), date trust was created and name of beneficiary.)
Name in which securities are to be registered (if different from the name of Subscriber listed directly above):__________________
Email
Registered Address:___________________
Subscriber’s social security /federal tax identification number[1]:_________________
Registered Address-Street:
City, State,
Postal Code:___________________________ Country: ______________________________
Attn:________________________________
Telephone
No.:_________________________________
Facsimile No.:_________________________

Number of T Shares subscribed for:

Subscription Price: $ _____________________

[1]	For US holders. For non-US holders, please attached IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)) or other applicable IRS beneficial ownership form.

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